P
Portman
Limited

ABN 22 007 871 892
Level 11 The Quadrant
1 William Street
Perth 6000
Western Australia
GPO Box W2017 Perth, 6001 Tel: Fax:	61 8 9426 3333 61 8 9426 3344

30 April 2008

(8 pages in total)

The Announcements Officer
Australian Stock Exchange (Sydney) Limited
Level 10
20 Bond Street
SYDNEY NSW 2001

Electronically Lodged

Dear Sir

QUARTERLY REPORT FOR THE PERIOD ENDED 31 MARCH 2008

Please find attached Portman’s Quarterly Report for the period ended 31 March 2008.

Yours faithfully

/s/ C. M. Rainsford
CM Rainsford
Company Secretary

PORTMAN LIMITED

PORTMAN LIMITED

A.B.N. 22 007 871 892

QUARTERLY REPORT FOR THE PERIOD ENDED
31 MARCH 2008

HIGHLIGHTS

Corporate

•	Portman acquired 14.52% of Golden West Resources in April 2008.

•	Communication with Government is taking place in order to attempt to clear up uncertainties related to pending environmental policy in the Yilgarn.

Koolyanobbing Project

•	Due to the rail restriction related to the re-sleepering, a decision has been made to reduce mining during 2008, in order to deplete healthy levels of ROM stocks by year end.

•	An assessment of the plant will be performed, in order to be certain that an output of 8.5Mtpa from Q3 2009 is sustainable.

•	Despite the severe restriction created by the re-sleepering, cooperation between Portman, ARG and WNR has been steadily improving. Several innovative approaches are being brought to fruition in this key area at present.

•	Steady implementation of various programmes aimed at raising organisational capability continues. As one example, the logic of multiple blending of products has been simplified significantly as a logical step beyond the rationalisation of products that took place in 2007.

Cockatoo Island Project

•	Good progress with phase 3 mining of the existing deposit is being made. A final recommendation on this project will be presented to the Board during Q2.

•	Latest schedules indicate mining on phase 2 will cease by end June 08, with shipping continuing till end of July.

PORTMAN LIMITED
A.B.N. 22 007 871 892

1.0	PORTMAN IRON ORE
1.1.Koolyanobbing Project
	1.1.1.	Production
Production and shipments for the quarter were as follows:

	Actual	Actual	Actual
		YTD
	Mar Qtr 2008	2008	Mar Qtr 2007
Waste: (bcm)

Koolyanobbing	503,396	503,396	401,496

Mt Jackson	266,000	266,000	189,120

Windarling	1,924,654	1,924,654	2,885,046

Total Waste	2,694,050	2,694,050	3,475,662

Ore Mined: (wmt)

Koolyanobbing	337,965	337,965	635,065

Mt Jackson	633,300	633,300	541,450

Windarling	392,725	392,725	979,880

Total Ore Mined	1,363,990	1,363,990	2,156,395

Ore Processed: (wmt)

Lump	808,462	808,462	853,542

Fines	1,020,815	1,020,815	941,430

Total Ore Processed	1,829,277	1,829,277	1,794,972

Ore Railed: (wmt)

Lump	789,058	789,058	833,099

Fines	1,075,753	1,075,753	933,512

Total Ore Railed	1,864,811	1,864,811	1,766,611

Ore Shipped: (wmt)

Lump	869,207	869,207	871,209

Fines	1,076,551	1,076,551	914,954

Total Ore Shipped	1,945,758	1,945,758	1,786,163

1.2.

Cockatoo Island Joint Venture (100%)

1.2.1.	Production

Production and shipments for the quarter were as follows:

	Actual	Actual	Actual
		YTD
	Mar Qtr 2008	2008	Mar Qtr 2007
Waste (bcm)	64,138	64,138	—

Ore Mined (wmt)	182,393	182,393	191,943

Ore Produced (wmt)	256,219	256,219	294,585

Ore Shipped (wmt)	295,495	295,495	274,976

1.3. Exploration

1.3.1. Summary

Drilling during the quarter included additional resource definition drilling at the Koolyanobbing A and K deposits, further delineation of the Windarling W10 deposit and reconnaissance testing of 3 targets at Mt Finnerty.

1.3.2. Koolyanobbing Project Area

A summary of drilling activity for the quarter is as follows:

Prospect	Type	No holes	Metres
A	RC	2	210
K	RC	4	360
Mount Finnerty	RC	21	1560
			2130

•	J2 West Prospect – 5 holes returned significant Fe mineralisation from an 8 RC hole programme completed during the December quarter. Both drilling results and field mapping has indicated that mineralisation is structurally controlled. Additional drilling is required to better define mineralisation extent and orientation.

•	W10 Prospect – A second round of drilling during the coming quarter is scheduled for this prospect based on significant Fe mineralisation being returned from first round drilling of a 14 hole programme completed during December 2007.

•	A Deposit – 2 holes were completed to test S mineralisation within the proposed pit design.

•	K Deposit – four holes were completed to determine the spatial extent of talc material along the footwall of the K ore zone. A new interpretation of the footwall contact will be completed during quarter two to assist with pit design modifications.

Highlights of analytical results received during the reporting period include the following significant intercepts:

PROJECT	HOLE_ID	FROM	Intercept	P	S	Al2O3	SiO2	LOI
				-	-
KOOL	APRC094	18.00	27.0 m @ 59.26 % Fe	0.32	0.71	1.50	3.54	6.83

KOOL	APRC095	57.00	13.0 m @ 58.91 % Fe	0.04	1.05	1.04	4.80	7.44
		74.00	11.0 m @ 59.84 % Fe	0.30	1.54	0.16	1.40	9.07
WIND	W10RC001	6.00	11.0 m @ 61.80 % Fe	0.14	0.13	1.24	2.97	6.62

WIND	W10RC013	64.00	11.0 m @ 59.94 % Fe	0.23	0.20	0.74	2.77	9.55

Gravity Surveys were completed over several target areas in the Koolyanobbing project area. Surveys were focused over concealed banded iron formation north and south of the K deposit in areas of structural complexity as determined from airborne magnetics. Data is currently being interpreted and will be followed up later in the year with a programme of RAB and RC drilling.

Botanical surveys have commenced over planned RC drill sites along the Koolyanobbing Range.

1.3.3. Mt Finnerty Joint Venture

Assay results from selected rotary air blast (RAB) and air core (AC) drill holes through iron rich drainage channels were received during the quarter. All assays were below the 58% Fe cut off applied to bedded mineralisation. Several samples have been submitted for sighter metallurgical testing to assess whether this material would be amenable to simple beneficiation. Preliminary results from a series of screened assays indicate that most of the iron is in the coarser size fractions.

Drilling was completed over three targets namely FIN9, FIN10 and FIN11. Assay results are awaited.

Gravity traversing was completed over an area of structural complexity in Banded Iron Formations. Follow up drilling is being considered.

Botanical surveys were completed over prospective iron rich channels and RAB drilling is planned for the second quarter of the year.

1.3.4	Cape Lambert Joint Venture

No field work was carried out during the quarter.

1.3.5. Perrinvale Project

Fieldwork commenced during the quarter with semi regional and detailed mapping and rock chip sampling carried out over areas of surface iron enriched banded iron formation. Drilling of number of targets delineated in earlier work is due to commence early in the second quarter.

Reconnaissance RAB drilling is planned over targets over concealed banded iron formation for the second and third quarters of the year.

1.3.6	Airborne Magnetic Surveys

Surveys were completed early in the quarter over a number of key exploration target areas. Some preliminary results have been obtained but final results of the surveys are still awaited.

1.3.7 Cockatoo Island

Hematite rich sandstones adjacent to the main orebody have been identified as being potentially suited as feed for a beneficiation project thereby possibly extending the life of the Cockatoo Island operation.

Botanical clearances have been obtained over planned drill sites and site preparation and drilling are planned for the second quarter.

1.3.8 Exploration Expenditure

	Actual	Actual	Actual
		YTD
	Mar Qtr 2008	2008	Mar Qtr 2007
Exploration Expenditure

Koolyanobbing Iron Ore Project	2,022,552	2,022,552	818,505

Cockatoo Island Iron Ore Project (100%)	37,899	37,899	33,112

The information in this report that relates to Exploration Results, Mineral Resources or Ore Reserves is based on information compiled by Mr DC Fielding, who is a Fellow of the Australasian Institute of Mining and Metallurgy (AusIMM).  Mr Fielding is an employee of Portman Limited.  Mr Fielding has sufficient experience which is relevant to the style of mineralisation and type of deposit under consideration and to the activity which he is undertaking to qualify as a Competent Person as defined in the 2004 Edition of the “Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves’.  Mr Fielding consents to the inclusion in this report of the matters based on his information in the form and context in which it appears.

2.0	FOREIGN EXCHANGE HEDGING

Total residual foreign exchange cover for the Portman Group at 31 March 2008 was US $627.92M.

YEAR	2008	2009	2010	TOTAL
Face Value US$M	373.42	175.00	79.50	627.92

Weighted Avg “Worst” Case Hedge Rate	0.8647	0.8617	0.8847	0.8664

•	Up to 12 months maturity:

	Uncommitted Hedging: Committed Hedging:	Minimum 40% Maximum 90% of forecast USD sales Maximum 90% of forecast USD sales
•	12 to 24 months maturity:
	Uncommitted Hedging: Committed Hedging:	Minimum 20% Maximum 75% of forecast USD sales Maximum 30% of forecast USD sales
•	25 to 36 months maturity:
	Uncommitted Hedging: Committed Hedging:	Minimum 10% Maximum 50% of forecast USD sales Maximum 20% of forecast USD sales

PORTMAN LIMITED
A.B.N. 22 007 871 892

Corporate Information

Directors
Joseph Carrabba Richard Mehan David Gunning Donald Gallagher William Calfee Laurie Brlas Michael Perrott Malcolm Macpherson	Chairman Managing Director Director Director Director Director Independent Director Independent Director

Company Secretary

Christopher Hunt
Caroline Rainsford

Registered Office

Level 11, The Quadrant
1 William Street
Perth  6000
WESTERN AUSTRALIA

Telephone:        (08) 9426 3333
Facsimile:         (08) 9426 3344

Internet site:      www.portman.com.au

At 31 March 2008 there were 175,690,073 Ordinary shares on issue.

Substantial Shareholders as at 31 March 2008

Cliffs Asia-Pacific Pty Ltd

Reporting Calendar

Anticipated release dates for information in 2008 and other important anticipated dates are as follows:

Quarterly Earnings Report – March 2008	Early May 2008
Annual General Meeting	21 May 2008
Quarterly Report – June 2008	Late July 2008
Half Yearly Report — 2008	Late August 2008